Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sinead Gorman as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission this registration statement, any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sir Andrew Mackenzie	Chair	Dec 6, 2023
Sir Andrew Mackenzie

/s/ Dick Boer	Deputy Chair and	Dec 6, 2023
Dick Boer	Senior Independent Non-executive Director

/s/ Wael Sawan	Chief Executive Officer	Dec 6, 2023
Wael Sawan	(Principal Executive Officer)

/s/ Neil Carson OBE	Non-executive Director	Dec 8, 2023
Neil Carson OBE

/s/ Ann Godbehere	Non-executive Director	Dec 6, 2023
Ann Godbehere

/s/ Catherine J. Hughes	Non-executive Director	Dec 9, 2023
Catherine J. Hughes

/s/ Jane Holl Lute	Non-executive Director	Dec 6, 2023
Jane Holl Lute

/s/ Sir Charles Roxburgh	Non-executive Director	Dec 6, 2023
Sir Charles Roxburgh

/s/ Abraham Schot	Non-executive Director	Dec 14, 2023
Abraham Schot

/s/ Leena Srivastava	Non-executive Director	Dec 6, 2023
Leena Srivastava

/s/ Cyrus Taraporevala	Non-executive Director	Dec 7, 2023
Cyrus Taraporevala